UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2011
LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0–16159	41–1301878

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (903) 832–0993
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On May 31, 2011, LecTec Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nerve Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and AxoGen Corporation, a Delaware corporation, d/b/a AxoGen, Inc. (“AxoGen”). AxoGen is a privately held company that develops and markets surgical products for the repair and protection of peripheral nerves. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into AxoGen and AxoGen will be the surviving corporation and a wholly owned subsidiary of the Company.
Pursuant to the terms of the Merger Agreement, upon the closing of the merger, each share of AxoGen common stock that is issued and outstanding at such time will be cancelled and converted into the right to receive 0.039955 shares of the Company’s common stock. It is expected that 7,267,087 shares of the Company’s common stock will be issued in exchange for the stock of AxoGen assuming the conversion of all outstanding AxoGen convertible securities and exercise of all AxoGen stock options. In addition, current security holders of AxoGen have agreed to purchase, immediately following the Merger, an additional 454,193 shares of Company common stock at a price per share of $2.2017. Upon consummation of these transactions, current AxoGen security holders will own approximately 62% of the Company’s common stock on a fully diluted basis. Following the closing of the merger, any shareholder holding more than 5% of the shares of the Company’s common stock will be subject to a six-month lock-up as to all of such shares and a 12-month lock-up as to 50% of such shares.
The consummation of the merger is subject to customary conditions and the transaction is subject to the approval of the Company’s and AxoGen’s shareholders. Subject to the satisfaction of these conditions, the Company anticipates that the merger will close in the third quarter of 2011.
A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated herein by reference. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply materiality standards that are different from what may be viewed as material to investors; and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged, which have been omitted from the exhibit hereto pursuant to Item 601(b)(2) of Regulation S—K. Accordingly, these representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Voting Agreements
Concurrently with the execution of the Merger Agreement, the Company and certain of its shareholders (the “Supporting Shareholders”) entered into voting agreements (the “Voting Agreements”). Pursuant to the Voting Agreements, each of the parties thereto has agreed, among other things, to vote in favor of the approval of the Company’s execution of the Merger Agreement and the Company’s performance of its obligations thereunder.
The shares of the Company’s common stock currently owned by the Supporting Stockholders represent in the aggregate approximately 20% of the currently outstanding shares of the Company’s common stock. Copies of the Voting Agreements are filed herewith as Exhibits 2.2, 2.3, 2.4 and 2.5 and incorporated herein by reference. The description of certain terms of the Voting Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements.
Note from AxoGen
On May 31, 2011, AxoGen issued a Subordinated Secured Convertible Promissory Note in the principal amount of $2,000,000 (the “Note”) to the Company. The Note bears interest at an annual rate of 8%, has a maturity date of June 30, 2013 and is secured by a pledge of all of the assets of AxoGen, which pledge is subordinated to a prior security interest in all of AxoGen’s assets held by AxoGen’s senior lenders. There is no penalty for AxoGen’s prepayment of the Note. At any time prior to the Note being paid in full and the closing of a business combination transaction between the Company and AxoGen, the Company can convert all principal and accrued interest into shares of AxoGen’s common stock at a conversion price based on a set valuation of AxoGen. Events of default under the Note include, without limitation, any failure by AxoGen to pay amounts to the Company when due under the Note, the bankruptcy or insolvency of AxoGen, a change of control of AxoGen and any default by AxoGen under any other indebtedness for borrowed money. In the event of a default by AxoGen under the Note, the Company can declare the unpaid balance of the Note, plus accrued and unpaid interest thereon, immediately due and payable. The Note documents allow for additional persons to loan funds to AxoGen on the same terms as, and on a pari passu basis with, the Company. Simultaneously with the Note, current AxoGen security holders provided AxoGen $500,000 on substantially the same terms as the Company.
A copy of the Note is filed herewith as Exhibit 10.1 and incorporated herein by reference. The description of certain terms of the Note set forth herein does not purport to be complete and is qualified in its entirety by reference to the Note. A copy of the related Security Agreement, dated May 3, 2011, made and given by AxoGen to the Company (the “Security Agreement”) is filed herewith as Exhibit 10.2 and incorporated herein by reference. The description of certain terms of the Security Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Security Agreement.

Additional Information Will Be Filed with the Securities and Exchange Commission
In connection with the proposed merger, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus (the “Proxy Statement”) relating to the planned meeting of the Company’s shareholders and the registration of the securities of the Company to be issued in exchange for securities of AxoGen. The Registration Statement will contain important information about the Company, AxoGen, the proposed merger and related matters. The Company’s shareholders are urged to read the Registration Statement carefully when it is available. The Company will mail the Proxy Statement to its shareholders. The Company urges investors and security holders to read the Proxy Statement regarding the proposed issuances when it becomes available because it will contain important information. The Company’s shareholders will be able to obtain free copies of all documents filed with the SEC by the Company, when they become available, through the web site maintained by the SEC at www.sec.gov. The Company’s shareholders will also receive information at an appropriate time on how to obtain these documents free of charge from the Company. The Registration Statement and other documents filed with the SEC by the Company may be obtained free of charge by contacting the Company at: LecTec Corporation, 1407 South Kings Highway, Texarkana, Texas 75501, facsimile: (763) 559-7593.
The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company shareholders in favor of the merger and other related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company shareholders in connection with the proposed transaction will be set forth in the Proxy Statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 30, 2011. Free copies of the Annual Report may be obtained from the Company as described above.

Item 7.01.	Regulation FD Disclosure.
On June 2, 2011, the Company issued a press release announcing its entry into the Merger Agreement and AxoGen’s issuance of the Note to the Company as discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated May 31, 2011, by and among LecTec Corporation, Nerve Merger Sub Corp. and AxoGen Corporation

2.2	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation, Sanford Brink and Linda Brink

2.3	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation and Lowell Hellervik, Ph.D.

2.4	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation and Larry C. Hopfenspirger

2.5	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation and Dr. Elmer Salovich

10.1	Subordinated Secured Convertible Promissory Note, dated May 31, 2011, issued by AxoGen Corporation to LecTec Corporation

10.2	Security Agreement, dated May 3, 2011, made and given by AxoGen Corporation to LecTec Corporation

99.1	Press Release of LecTec Corporation, dated June 2, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION
By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Executive Officer and Chief Financial Officer
Date: June 2, 2011

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated May 31, 2011, by and among LecTec Corporation, Nerve Merger Sub Corp. and AxoGen Corporation

2.2	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation, Sanford Brink and Linda Brink

2.3	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation and Lowell Hellervik, Ph.D.

2.4	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation and Larry C. Hopfenspirger

2.5	Voting Agreement, dated May 26, 2011, by and between LecTec Corporation and Dr. Elmer Salovich

10.1	Subordinated Secured Convertible Promissory Note, dated May 31, 2011, issued by AxoGen Corporation to LecTec Corporation

10.2	Security Agreement, dated May 3, 2011, made and given by AxoGen Corporation to LecTec Corporation

99.1	Press Release of LecTec Corporation, dated June 2, 2011